EXHIBITS 4.29






                             COLLATERAL ASSIGNMENT
                               (IID Agreements)



                  This Collateral Assignment (this "Assignment") is dated as of June 20, 1996 by DEL RANCH, L.P., a California limited partnership ("Del Ranch"), ELMORE, L.P., a California limited partnership ("Elmore"), LEATHERS, L.P., a California limited partnership ("Leathers"), VULCAN/BN GEOTHERMAL POWER COMPANY, a Nevada general partnership ("Vulcan"), and VULCAN POWER COMPANY, a Nevada corporation ("VPC", and together with Del Ranch, Elmore, Leathers and Vulcan, "Borrower") in favor of Chemical Trust Company of California, a California corporation (together with its successors and assigns, the "Collateral Agent"), as collateral agent under the Intercreditor Agreement (as defined below).

                                   RECITALS

                  A. Initial Senior Secured Debt. Pursuant to that certain Trust Indenture (the "Original Indenture") dated as of July 21, 1995, between Salton Sea Funding Corporation, a Delaware corporation ("Funding Corporation"), as issuer, and Collateral Agent, as trustee, Funding Corporation has issued for its own account as principal, and as agent for the Guarantors (as defined in the Original indenture), $232,750,000 principal amount of Senior Secured Series A Notes due 2000, $133,000,000 principal amount of Senior Secured Series B Bonds due 2005 and $109,250,000 principal amount of Senior Secured Series C Bonds due 2010 (collectively, the "Initial Senior Secured Debt").

                  B. Additional Senior Secured Debt. Pursuant to that certain Second Supplemental Trust Indenture (the "Supplemental Indenture") dated as of June 20, 1996, between Funding Corporation, as issuer, and Collateral Agent, as trustee, Funding Corporation will issue for its own account as principal, and as agent for the Guarantors, $70,000,000 principal amount of Senior Secured Series D Notes due 2000 and $65,000,000 principal amount of Senior Secured Series E Bonds due 2011 (the "Additional Senior Secured Debt", and together with the Initial Senior Secured Debt and all other securities issued under the Indenture, the "Senior Secured Debt"). The Original Indenture, as amended, modified or supplemented, including pursuant to the Supplemental Indenture is referred to herein as the Indenture. Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Indenture.

                  C. Financing Documents. In connection with the issuance of the Senior Secured Debt, Borrower has entered or will enter into certain agreements (the "Financing Documents") with certain parties (the "Secured Parties"), which agreements include a credit agreement with Funding Corporation and a guarantee in favor of Collateral Agent, serving in its capacity as collateral agent under the Intercreditor Agreement and as trustee under the Indenture.






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                  D. Security Documents.  In order to secure all their
obligations under the Financing Documents, Borrower has agreed to execute certain security documents (the "Security Documents"), encumbering and granting security interests in certain of Borrower's rights and properties in favor of Collateral Agent, as agent for the Secured Parties and Funding Corporation under that certain Collateral Agency and Intercreditor Agreement dated as of July 21, 1995, as amended, by and among Funding Corporation, the Secured Parties and the Guarantors named therein (the "Intercreditor Agreement").
                  E. Purpose. This Assignment is entered into to assign, pledge and encumber all of Borrower's right, title and interest in and to the documents listed on Exhibit A attached hereto, in favor of the Collateral
Agent, as agent for the Secured Parties and Funding Corporation in order to secure the payment and performance of the Obligations (as defined below) to the Secured Parties and Funding Corporation.

                                   AGREEMENT


         NOW, THEREFORE, for good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Borrower hereby conveys, assigns, transfers and grants to Collateral Agent, as security for all its obligations under the Financing Documents (the "Obligations") all the right, title and interest of Borrower in, to and under (including all moneys due and to become due to Borrower under), and does hereby grant and create in favor of Collateral Agent, for the equal and ratable benefit of the Secured Parties and Funding Corporation, a lien on and first priority security interest in the documents listed on Exhibit A attached hereto (as amended, supplemented or modified, individually, an "Assigned Agreement," and collectively, the "Assigned Agreements"). Notwithstanding any provision herein to the contrary, (a) there shall be no enforcement of remedies hereunder unless there shall have occurred and be continuing a Credit Agreement Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee, and
(b) the rights and remedies of Collateral Agent, Funding Corporation and the Secured Parties shall be subject to the provisions of the Intercreditor Agreement.

         2. This Assignment shall be subject to all the terms and conditions of the other Security Documents, and all the right, title and interest of Borrower in, to and under the Assigned Agreements shall from the date hereof constitute part of the collateral pledged, assigned or otherwise encumbered under the Security Documents (the "Collateral") for all purposes of the Security Documents.

         3. Neither this Assignment nor the receipt by Collateral Agent of any payments pursuant hereto shall cause Collateral Agent, Funding Corporation or any Secured Party to be







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under any obligation to Borrower for any action taken or omitted to be taken by
Collateral Agent, Funding Corporation or any Secured Party under or in connection with the Assigned Agreements, this Assignment or any other Security Document.

         4. Borrower hereby irrevocably constitutes and appoints Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest) with full and irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in the name of Collateral Agent for the purpose of carrying out the terms of this Assignment or any of the Security Documents, to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Collateral Agent deems necessary or advisable to impose, perfect or continue the perfection of the Lien created hereby and to take any and all action and to execute any and all instruments which may be necessary to accomplish the purposes of this Assignment; provided, however, Collateral Agent shall not exercise such rights except upon the occurrence and continuance of a Credit Agreement Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee.

         5. At any time and from time to time, Collateral Agent or any officer or agent thereof shall have the right to perform any act, duty or obligation required of Borrower that Collateral Agent reasonably determines to be necessary or appropriate to cure any default, action or omission of Borrower under any of the Assigned Agreements and, in connection with such cure, to protect the rights of Borrower and Collateral Agent thereunder, and may do so in Collateral Agent's name or in the name of Borrower; provided, however, nothing herein shall require Collateral Agent to cure any default, action or omission of Borrower under any such Assigned Agreement or to perform any act, duty or obligation to Borrower thereunder. In accordance with the Security Documents, neither Collateral Agent, Funding Corporation or any Secured Party, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to Borrower or any other Person for any action taken or omitted to be taken by it or them under or in connection with any Assigned Agreement notwithstanding that any such action taken, or omission, by Collateral Agent or such other Persons shall prove to be inadequate, inappropriate or invalid, in whole or in part, except for liability resulting from Collateral Agent's gross negligence or willful misconduct.

         6. Borrower hereby agrees to execute and deliver such additional assignments and other documents as Collateral Agent reasonably may request in order to implement the purpose and intent of this Assignment and the Security Documents, including, without limitation, those documents required to perfect and protect the assignment and security interest granted hereunder and thereunder.

         7. Borrower hereby represents and warrants that, other than such security interests as have been granted by the Borrower pursuant to (a) any collateral assignments entered into







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by Del Ranch, Elmore and/or Leathers in favor of Morgan Guaranty Trust Company of New York, as Agent, which security interests shall have been terminated as of even date herewith, and (b) the Security Documents, it has not heretofore assigned or otherwise disposed of or encumbered any right, title or interest of the Borrower in, to or under the Assigned Agreements or any moneys due or to become due to the Borrower under or by reason thereof, and that the Borrower has, subject to the terms and conditions of the Assigned Agreements and all applicable governmental laws, rules or other requirements, the right and power to transfer to Collateral Agent, for the benefit of the Secured Parties and Funding Corporation, absolute title to the Borrower's right, title and interest in, to and under the Assigned Agreements and in and to all the moneys due and to become due to the Borrower under the Assigned Agreements.

         8. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

         9. This Assignment shall create a continuing assignment, pledge and first priority security interest in the Assigned Agreements and shall remain in full force and effect for the benefit of Collateral Agent until all Obligations to be paid or performed by Borrower have been paid and performed in full. Upon the happening of all of such events, the security interest granted hereby shall terminate. Upon such termination, Collateral Agent shall, upon the request and at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

         10. This Assignment shall be binding upon and inure to the benefit of Borrower and Collateral Agent for the benefit of Funding Corporation and the Secured Parties and their respective successors and assigns.





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         IN WITNESS WHEREOF, Borrower has caused this Assignment to be duly executed and delivered as of the date first above written.


                                            DEL RANCH, L.P.,
                                            a California limited partnership

                                            By:   CalEnergy Operating Company,
                                                  a Delaware corporation,
                                                  as General Partner


                                                  By: /s/ John G. Sylvia
                                                      __________________________

                                                  Name:   John G. Sylvia
                                                       ________________________

                                                  Title:  Senior Vice President
                                                       _______________________


                                            ELMORE, L.P.,
                                            a California limited partnership

                                            By:   CalEnergy Operating Company,
                                                  a Delaware corporation,
                                                  as General Partner



                                                  By: /s/ John G. Sylvia
                                                      __________________________

                                                  Name:   John G. Sylvia
                                                       ________________________

                                                  Title:  Senior Vice President
                                                       _______________________


                                            LEATHERS, L.P.,
                                            a California limited partnership

                                            By:   CalEnergy Operating Company,
                                                  a Delaware corporation,
                                                  as General Partner



                                                  By: /s/ John G. Sylvia
                                                      __________________________

                                                  Name:   John G. Sylvia
                                                       ________________________

                                                  Title:  Senior Vice President
                                                       _______________________






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                                            VULCAN/BN GEOTHERMAL POWER COMPANY,
                                            a Nevada general partnership

                                            By:   Vulcan Power Company,
                                                  a Nevada corporation,
                                                  as General Partner



                                                  By: /s/ John G. Sylvia
                                                      __________________________

                                                  Name:   John G. Sylvia
                                                       ________________________

                                                  Title:  Senior Vice President
                                                       _______________________


                                            VULCAN POWER COMPANY,
                                            a Nevada corporation


                                                  By: /s/ John G. Sylvia
                                                      __________________________

                                                  Name:   John G. Sylvia
                                                       ________________________

                                                  Title:  Senior Vice President
                                                       _______________________





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                                                                      Exhibit A
                                                                         to the
                                                          Collateral Assignment

                              ASSIGNED AGREEMENTS

         As the following may be amended, supplemented or otherwise modified in compliance with the provisions of the Financing Documents:


                  The Funding And Construction Agreement (Heber-Mirage Transmission Project), dated as of June 29, 1987, and the amendments thereto dated September 1, 1987, October 1, 1988, April 1, 1989, and March 26, 1991, by and between the Imperial Irrigation District, a public agency of the State of California ("IID"), and the persons listed as Participants in Exhibit 1 thereto.

                  The Plant Connection Agreement for the Del Ranch Power Plant, dated August 2, 1988, between IID and Del Ranch, L.P.

                  The Transmission Service Agreement for the Del Ranch Power Plant, dated August 2, 1988, between IID and Del Ranch, L.P., and Amendment No. 1 thereto, dated March 22, 1990.

                  The Plant Connection Agreement for the Elmore Power Plant, dated August 2, 1988, between IID and Elmore, L.P.

                  The Transmission Service Agreement for the Elmore Power Plant, dated August 2, 1988, between IID and Elmore, L.P., and Amendment No. 1 thereto, dated March 22, 1990.

                  The Plant Connection Agreement for the Leathers Power Plant, dated October 3, 1989, between IID and Leathers, L.P.

                  The Transmission Service Agreement for the Leathers Power Plant, dated October 3, 1989, between IID and Leathers, L.P. and Amendment No. 1 thereto, dated March 22, 1990.

                  The Plant Connection Agreement for the Vulcan Power Plant, dated December 1, 1988, between IID and Vulcan Power Company.

                  The Transmission Service Agreement for the Vulcan Power Plant, dated December 1, 1988, between IID and Vulcan Power Company.